                                                                   Exhibit 4.34

                                 FIRST AMENDMENT

          FIRST AMENDMENT (this "Amendment"), dated as of November 12, 1999, among BIG V HOLDING CORP., a Delaware corporation ("Holdings"), BV HOLDINGS CORPORATION, a Delaware corporation ("BV Holdings"), BIG V SUPERMARKETS, INC., a New York corporation (the "Borrower"), the lenders from time to time party to the Credit Agreement referred to below (each a "Lender" and, collectively, the "Lenders"), DLJ CAPITAL FUNDING, INC., as Syndication Agent (in such capacity, the "Syndication Agent"), FLEET NATIONAL BANK, as Administrative Agent (in such capacity, the "Administrative Agent"), and SUMMIT BANK, as Documentation Agent (in such capacity, the "Documentation Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H :

          WHEREAS, Holdings, BV Holdings, the Borrower, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent are parties to a Credit Agreement, dated as of January 14, 1999 (the "Credit Agreement");

          WHEREAS, the Borrower has requested, and the Lenders have agreed, to certain amendments and/or modifications to the Credit Agreement to permit the Borrower to consummate the acquisition of all of the outstanding capital stock of ShopRite of Pennington, Inc., in each case as provided herein; and

          WHEREAS, subject to the terms and conditions set forth below, the parties hereto agree as follows;

          NOW, THEREFORE, it is agreed:

          1. Section 1.01 of the Credit Agreement is hereby amended by inserting the following new clause (f) at the end thereof:

              "(f) Subject to and upon the terms and conditions set forth herein, each Lender with a Tranche C Term Loan Commitment severally agrees to make on the First Amendment Effective Date and on the Second Tranche C Term Loan Borrowing Date, a term loan or term loans (each a "Tranche C Term Loan" and, collectively, the "Tranche C Term Loans") to the Borrower, which Tranche C Term Loans (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, except as specifically provided in Section 1.10(b), all Tranche C Term Loans comprising the same Borrowing shall at all times be of the same Type, and (ii) shall be made by each such Lender in that aggregate principal amount which does not exceed the Tranche C Term Loan Commitment of such Lender on any such Tranche C Term Loan Borrowing Date;

     provided, however, no more than $36,000,000 of Tranche C Term Loans may be incurred on the First Amendment Effective Date. Once repaid, Tranche C Term Loans incurred hereunder may not be reborrowed."

          2. Section 1.03(a) of the Credit Agreement is hereby amended by inserting the following new text immediately after the words "Tranche B Term Loans" appearing therein:

              ", Tranche C Term Loans".

          3. Section 1.05(a) of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (iii) of such Section 1.05(a) and inserting a comma in lieu thereof and (ii) inserting the following new clause (v) immediately after the final parenthetical appearing therein:

     "and (v) if Tranche C Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-5, with blanks appropriately completed in conformity herewith (each a "Tranche C Term Note" and, collectively, the "Tranche C Term Notes")".

          4. Section 1.05 of the Credit Agreement is hereby further amended by inserting the following new clause (g) at the end thereof:

              "(g) The Tranche C Term Note issued to each Lender that has a Tranche C Term Loan Commitment or outstanding Tranche C Term Loans shall
     (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the First Amendment Effective Date (or, if issued after the First Amendment Effective Date, be dated the date of issuance thereof), (iii) be in a stated principal amount equal to the Tranche C Term Loan Commitment of such Lender on the First Amendment Effective Date (before giving effect to the making of any Tranche C Term Loans on such date by such Lender) (or, if issued after the First Amendment Effective Date, be in a stated principal amount equal to the outstanding Tranche C Term Loan Commitment, if any, of such Lender at such time plus the outstanding principal amount of Tranche C Term Loans of such Lender at such time) and be payable in the outstanding principal amount of Tranche C Term Loans evidenced thereby, (iv) mature on the Tranche C Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of
     Section 1.08 in respect of Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents."

          5. Section 1.07 of the Credit Agreement is hereby amended by deleting the first sentence thereof and inserting the following new first sentence in lieu thereof:

              "All Borrowings of Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans and Revolving Loans under this Agreement shall be incurred from the

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     Lenders pro rata on the basis of their Tranche A Term Loan Commitments,
     Tranche B Term Loan Commitments, Tranche C Term Loan Commitments or Revolving Loan Commitments, as the case may be."

          6. Section 1.09 of the Credit Agreement is hereby amended by deleting clause (vii) thereof and inserting the following new clause (vii) in lieu thereof:

              "(vii) no Interest Period in respect of any Borrowing of Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans, as the case may be, shall be selected which extends beyond any date upon which a mandatory repayment of such Tranche of Term Loans will be required to be made under
     Section 4.02(b)(i), (ii) or (iii), as the case may be, if the aggregate principal amount of Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans, as the case may be, which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans, as the case may be, then outstanding less the aggregate amount of such required repayment."

          7. Section 3.01 of the Credit Agreement is hereby amended by inserting the following new clause (g) at the end thereof:

              "(g) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender with a Tranche C Term Loan Commitment, a commitment commission (the "C TL Commitment Commission") for the period from and including the First Amendment Effective Date to but excluding the Tranche C Term Loan Availability Termination Date (or such earlier date on which the Total Tranche C Term Loan Commitment shall have been terminated), computed at a rate for each day equal to 4.00% per annum on the daily Tranche C Term Loan Commitment of such Non-Defaulting Lender. Accrued C TL Commitment Commission shall be due and payable in arrears on the date on which the Total Tranche C Term Loan Commitment shall have been terminated."

          8. Section 3.02 of the Credit Agreement is hereby amended by inserting the following new clause (c) at the end thereof:

          "(c) Upon at least one Business Day's prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate in whole or in part, the remaining Total Tranche C Term Loan Commitment, in a minimum amount of $500,000 or an integral multiple of $500,000 in excess thereof in the case of the partial terminations of the Total Tranche C Term Loan Commitment. Any reduction to the Total Tranche C Term Loan Commitment pursuant to this Section 3.02(c) shall be applied proportionately to permanently reduce the Tranche C Term Loan Commitment of each Lender with such a Commitment."

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

          9. Section 3.03(c) of the Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

              "In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche C Term Loan Commitment shall (i) be reduced on each Tranche C Term Loan Borrowing Date (after giving effect to the making of Tranche C Term Loans on each such date) in an amount equal to the aggregate principal amount of Tranche C Term Loans incurred on each such date, (ii) terminate in its entirety (to the extent not theretofore terminated) on the earliest of (x) the Tranche C Term Loan Availability Termination Date (after giving effect to the making of Tranche C Term Loans on such date), (y) 5:00 P.M. (Boston, Massachusetts time) on the Tranche C Term Loan Availability Termination Date, whether or not any Tranche C Term Loans have been incurred on such date and (z) unless the Required Lenders otherwise agree, the date on which a Change of Control occurs and (iii) prior to the termination of the Total Tranche C Term Loan Commitment, be reduced from time to time to the extent required by Section 4.02. Notwithstanding anything to the contrary contained in clause (i) of the immediately preceding sentence, in no event shall the Total Tranche C Term Loan Commitment exceed $5,000,000 after giving effect to the incurrence of Tranche C Term Loans on the First Amendment Effective Date and to the extent that the Total Tranche C Term Loan Commitment on the First Amendment Effective Date (and after giving effect to the incurrence of Tranche C Term Loans on such date) would exceed $5,000,000, the Total Tranche C Term Loan Commitment shall be reduced on such date to $5,000,000."

          10. Section 3.03(e) of the Credit Agreement is hereby deleted and the following new Section 3.03(e) is inserted in lieu thereof:

              "(e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Initial Borrowing Date upon which a mandatory repayment of Term Loans, a mandatory reduction to the Total Tranche A Term Loan Commitment and/or a mandatory reduction to the Total Tranche C Term Loan Commitment pursuant to any of Sections 4.02(c) through (h), inclusive, or Section 4.02(m) is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding plus the sum of (1) the Total Tranche A Term Loan Commitment then in effect and (2) the Total Tranche C Term Loan Commitment then in effect) or would be required if Term Loans were then outstanding, the Total Tranche A Term Loan Commitment was then in effect and/or the Total Tranche C Term Loan Commitment was then in effect, the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Sections (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding plus the sum of (1) the Total Tranche A Term Loan Commitment then in effect and (2) the Total Tranche C Term Loan Commitment then in effect."

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

          11. Section 3.03(f) of the Credit Agreement is hereby deleted and the following new Section 3.03(f) is inserted in lieu thereof:

              "(f) Each reduction to, or termination of, the Total Tranche A Term Loan Commitment, the Total Tranche B Term Loan Commitment, the Total Tranche C Term Loan Commitment and the Total Revolving Loan Commitment pursuant to this Section 3.03 shall be applied to proportionately reduce or terminate the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment, the Tranche C Term Loan Commitment and the Revolving Loan Commitment, as the case may be, of each Lender with such a Commitment."

          12. Section 4.01 of the Credit Agreement is hereby deleted and the following new Section 4.01 is inserted in lieu thereof:

              "4.01 Voluntary Prepayments. The Borrower shall have the right to prepay the Loans, without premium (except as otherwise provided below) or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 1:00 P.M. (Boston, Massachusetts time) at the Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of a prepayment of Swingline Loans) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, which notice (in each case) shall specify whether Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, and which notice the Administrative Agent shall, except in the case of Swingline Loans, promptly transmit to each of the Lenders; (ii)(x) each partial prepayment of Loans (other than Swingline Loans) pursuant to this Section
     4.01 shall be in an aggregate principal amount of at least $250,000 or an integral multiple of $50,000 in excess thereof and (y) each partial prepayment of Swingline Loans pursuant to this Section 4.01 shall be in an aggregate principal amount of at least $50,000 or an integral multiple of $10,000 in excess thereof, provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (iii) each prepayment pursuant to this Section 4.01 in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01, such prepayment shall not, so long as no Default or Event of Default then exists, be applied to any Revolving Loan of a Defaulting Lender; (iv) except to the extent that a B Lender or a

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     C Lender has waived its pro rata share of any such prepayment pursuant to
     Section 4.02(k), each voluntary prepayment of Term Loans pursuant to this
     Section 4.01 shall be applied pro rata to each Tranche of outstanding Term Loans, with the Tranche A Term Loans to be allocated the Tranche A Term Loan Percentage of the amount of such prepayment, the Tranche B Term Loans to be allocated the Tranche B Term Loan Percentage of the amount of such prepayment and the Tranche C Term Loans to be allocated the Tranche C Term Loan Percentage of the amount of such prepayment, provided, however, so long as any Tranche A Term Loans are then outstanding, the Borrower may elect (as specified in the notice of prepayment given pursuant to this Section 4.01) to have such prepayment applied solely to the then outstanding Tranche A Term Loans; (v) each voluntary prepayment of any Tranche of Term Loans pursuant to this Section 4.01 shall be applied (x) in the case of Tranche A Term Loans, (1) first, to reduce the then remaining Tranche A Term Loan Scheduled Repayments (other than the final Tranche A Term Loan Scheduled Repayment) on a pro rata basis (based upon the remaining unpaid principal amounts of such Tranche A Term Loan Scheduled Repayments after giving effect to all prior reductions thereto, but determined without regard to the final Tranche A Term Loan Scheduled Repayment) and (2) second, to the extent in excess thereof, to reduce the final Tranche A Term Loan Scheduled Repayment, (y) in the case of Tranche B Term Loans, to reduce the then remaining Tranche B Term Loan Scheduled Repayments on a pro rata basis (based upon the then remaining unpaid principal amounts of such Tranche B Term Loan Scheduled Repayments after giving effect to all prior reductions thereto), and (z) in the case of Tranche C Term Loans, to reduce the then remaining Tranche C Term Loan Scheduled Repayments on a pro rata basis (based upon the then remaining unpaid principal amounts of such Tranche C Term Loan Scheduled Repayments after giving effect to all prior reductions thereto); and (vi) in the case of any voluntary prepayment of Tranche B Term Loans or Tranche C Term Loans pursuant to this Section 4.01 (x) made on or prior to November 12, 2000, such prepayment shall be an amount equal to the product of (A) the principal amount specified pursuant to clause (i) of this Section 4.01 to be allocated to such Tranche of Term Loans multiplied by (B) 102% and (y) made after November 12, 2000 and on or prior to November 12, 2001, such prepayment shall be an amount equal to the product of (A) the principal amount specified pursuant to clause (i) of this Section 4.01 to be allocated to such Tranche of Term Loans multiplied by (B) 101%."

          13. Section 4.02(b) of the Credit Agreement is hereby amended by (i) inserting the text "and the Tranche C Term Loan Scheduled Repayments" immediately after the text "together with the Tranche B Term Loan Scheduled Repayments" appearing in the parenthetical of clause (ii) thereof and (ii) inserting the following new clause (iii) at the end thereof:

              "(iii) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Tranche C Term Loans, to the extent then outstanding, as is set forth opposite such date below (each such repayment, as the same may be reduced as provided below in this clause (iii) and as provided in Sections 4.01 and 4.02(i), a "Tranche C Term Loan Scheduled Repayment"):

                 Tranche C Term Loan
              Scheduled Repayment Date                Amount
              ------------------------                ------
                  February 1, 2000                  $102,500
                  May 1, 2000                       $102,500
                  August 1, 2000                    $102,500
                  November 1, 2000                  $102,500

                  February 1, 2001                  $102,500
                  May 1, 2001                       $102,500
                  August 1, 2001                    $102,500
                  November 1, 2001                  $102,500

                  February 1, 2002                  $102,500
                  May 1, 2002                       $102,500
                  August 1, 2002                    $102,500
                  November 1, 2002                  $102,500

                  February 1, 2003                  $102,500
                  May 1, 2003                       $102,500

                  Tranche C Term Loan
                  Maturity Date                  $39,565,000.

          If at the time of the termination of the Total Tranche C Term Loan Commitment (and after giving effect to the incurrence of any Tranche C Term Loans at such time) the Borrower has not theretofore incurred $41,000,000 of Tranche C Term Loans, then each of the Tranche C Term Loan Scheduled Repayments set forth in the table above in this clause (iii) shall be reduced on a pro rata basis (based on the relative proportion that the amount of each such Tranche C Term Loan Scheduled Repayment as set forth in such table above bears to the aggregate amount of all such Tranche C Term Loan Scheduled Repayments)."

          14. Section 4.02(c) of the Credit Agreement is hereby amended by deleting the last parenthetical appearing therein and inserting the following new parenthetical in lieu thereof:

              "(and/or, if the Total Tranche A Term Loan Commitment or the Total Tranche C Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Tranche A Term Loan Commitment and/or the Total Tranche C Term Loan Commitment, as the case may be)".

          15. Section 4.02(d) of the Credit Agreement is hereby amended by (i) deleting the text "Effective Date" appearing in the first parenthetical thereof and inserting the text "First

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

Amendment Effective Date" in lieu thereof and (ii) deleting the last parenthetical appearing therein and inserting the following new parenthetical in lieu thereof:

     "(and/or, if the Total Tranche A Term Loan Commitment or the Total Tranche C Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Tranche A Term Loan Commitment and/or the Total Tranche C Term Loan Commitment, as the case may be)".

          16. Section 4.02(e) of the Credit Agreement is hereby amended by deleting the first, third and last parentheticals appearing therein and inserting, in each case, the following new parenthetical in lieu thereof:

     "(and/or, if the Total Tranche A Term Loan Commitment or the Total Tranche C Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Tranche A Term Loan Commitment and/or the Total Tranche C Term Loan Commitment, as the case may be)".

          17. Section 4.02(g) of the Credit Agreement is hereby amended by deleting the first, third and last parentheticals appearing therein and inserting, in each case, the following new parenthetical in lieu thereof:

     "(and/or, if the Total Tranche A Term Loan Commitment or the Total Tranche C Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Tranche A Term Loan Commitment and/or the Total Tranche C Term Loan Commitment, as the case may be)".

          18. Section 4.02(h) of the Credit Agreement is hereby amended by deleting the fourth, sixth and last parentheticals appearing therein and inserting, in each case, the following new parenthetical in lieu thereof:

     "(and/or, if the Total Tranche A Term Loan Commitment or the Total Tranche C Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Tranche A Term Loan Commitment and/or the Total Tranche C Term Loan Commitment, as the case may be)".

          19. Section 4.02(i) of the Credit Agreement is hereby deleted and the following new Section 4.02(i) is inserted in lieu thereof:

              "(i) Any amount required to be applied to outstanding Term Loans, the Total Tranche A Term Loan Commitment and/or to the Total Tranche C Term Loan Commitment pursuant to Sections 4.02(c), (d), (e), (f), (g), (h) and
     (m) shall be applied (i) first, to repay the outstanding principal amount of Term Loans of the respective Tranche in accordance with the immediately succeeding sentence and (ii) second, to the extent all outstanding Term Loans have been repaid in full, to reduce the Total Tranche A Term Loan Commitment and the Total Tranche C Term Loan Commitment in accordance with the immediately succeeding sentence. Each amount required to be applied to outstanding Term Loans and/or to reduce the Total Tranche A Term Loan Commitment and the Total C Term Loan Commitment pursuant to Sections 4.02(c), (d), (e), (f), (g), (h) and (m) shall be applied pro rata to each Tranche of Term Loans, with the Tranche A Term Loans or the Total Tranche A Term Loan Commitment, as the case may be, to be allocated the Tranche A Term Loan Percentage of the amount of such repayment, the Tranche B Term Loans to be allocated the Tranche B Term Loan Percentage of the amount of such repayment, and the Tranche C Term Loans or the Total Tranche C Term Loan Commitment, as the case may be, to be allocated the Tranche C Term Loan Percentage of the amount of such repayment. The amount of each principal repayment of each Tranche of Term Loans and the amount of each reduction to the Total Tranche A Term Loan Commitment and the Total Tranche C Term Loan Commitment made as required by said Sections 4.02(c), (d), (e), (f), (g), (h) and (m) shall be applied (x) in the case of Tranche A Term Loans, (1) first, to reduce the then remaining Tranche A Term Loan Scheduled Repayments (other than the final Tranche A Term Loan Scheduled Repayment) on a pro rata basis (based upon the remaining unpaid principal amounts of such Tranche A Term Loan Scheduled Repayments after giving effect to all prior reductions thereto, but determined without regard to the final Tranche A Term Loan Scheduled Repayment) and (2) second, to the extent in excess thereof, to reduce the final Tranche A Term Loan Scheduled Repayment, (y) in the case of Tranche B Term Loans, to reduce the then remaining Tranche B Term Loan Scheduled Repayments on a pro rata basis (based upon the then remaining unpaid principal amounts of such Tranche B Term Loan Scheduled Repayments after giving effect to all prior reductions thereto), and (z) in the case of Tranche C Term Loans, to reduce the then remaining Tranche C Term Loan Scheduled Repayments on a pro rata basis (based upon the then remaining unpaid principal amounts of such Tranche C Term Loan Scheduled Repayments after giving effect to all prior reductions thereto)."

          20. Section 4.02(k) of the Credit Agreement is hereby deleted and the following new Section 4.02(k) is inserted in lieu thereof:

              "(k) Notwithstanding anything to the contrary contained in Section 4.01, this Section 4.02 or elsewhere in this Agreement (including, without limitation, in Section 13.12), at any time that Tranche A Term Loans are outstanding or the Total Tranche A Term Loan Commitment remains in effect, the Borrower shall have the option, in its sole discretion, to give the Lenders with outstanding Tranche B Term Loans (the "B Lenders") and the Lenders with outstanding Tranche C Term Loans (the "C Lenders") the option to waive their pro rata share of a voluntary prepayment or mandatory repayment of Tranche B Term Loans and Tranche C Term Loans which is to be made pursuant to Section 4.01 or Sections 4.02(c), (d), (e), (f), (g), (h) and/or (m), as the case may be (each such prepayment or repayment, a "Waivable Repayment"), in each case upon the terms and provisions set forth in this Section 4.02(k). If the Borrower elects to exercise the option referred to in the immediately preceding sentence, the Borrower shall give to the Administrative Agent written notice of the Borrower's intention to give the B Lenders and the C Lenders the right to waive a Waivable Repayment (including in such notice, the aggregate amount of such proposed prepayment or repayment, as the case may be) at least five Business Days prior to the date of the proposed prepayment or repayment, as the case may be, which notice the Administrative Agent shall promptly forward to all B Lenders and all C Lenders (indicating in such notice the amount of such prepayment or repayment, as the case may be, to be applied to each such B Lender's outstanding Tranche B Term Loans and each such C Lender's outstanding Tranche C Term Loans). The Borrower's offer to permit the B Lenders and the C Lenders to waive any such Waivable Repayment may apply to all or part of such prepayment or repayment, as the case may be, provided that any offer to waive part of such prepayment or repayment, as the case may be, must be made ratably to the B Lenders and the C Lenders on the basis of their outstanding Tranche B Term Loans and outstanding Tranche C Term Loans. In the event that any such B Lender or C Lender desires to waive its pro rata share of such Lender's right to receive any such Waivable Repayment in whole or in part, such Lender shall so advise the Administrative Agent no later than 5:00 P.M. (Boston, Massachusetts time) on the date which is two Business Days after the date of such notice from the Administrative Agent, which notice shall also include the amount such Lender desires to receive in respect of such prepayment or repayment, as the case may be. If any B Lender or C Lender does not reply to the Administrative Agent within such two Business Day period, such Lender will be deemed not to have waived any part of such prepayment or repayment, as the case may be. If any B Lender or C Lender does not specify an amount it wishes to receive, such B Lender or C Lender will be deemed to have accepted 100% of its share of such prepayment or repayment, as the case may be. In the event that any such B Lender or C Lender waives all or part of its share of any such Waivable Repayment (determined without regard to any premium that such B Lender or C Lender might otherwise be entitled to), the Administrative Agent shall apply 100% of the amount so waived by such Lender to the outstanding Tranche A Term Loans and/or the Total Tranche A Term Loan Commitment in accordance with
     Section 4.01 or Sections 4.02(i) and (j), as the case may be."

          21. Section 4.02 of the Credit Agreement is hereby amended by inserting the following new clause (m) at the end thereof:

              "(m) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date on which Holdings or any of its Subsidiaries receives any cash proceeds from any purchase price adjustment under the ShopRite (Pennington) Merger Agreement, an amount equal to 100% of the cash proceeds from such purchase price adjustment shall be applied as a mandatory repayment of principal of outstanding Term Loans (and/or, if the Total Tranche A Term Loan Commitment or the Total Tranche C Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Tranche A Term Loan Commitment or the Total Tranche C Term Loan Commitment, as the case may be) in accordance with the requirements of Sections 4.02(i) and (j)."

          22. Section 7.08(b) of the Credit Agreement is hereby amended by inserting the following new sentences at the end thereof:

              "All proceeds of the Tranche C Term Loans incurred on the First Amendment Effective Date will be used by the Borrower to make a Borrower/BVNJ Intercompany Loan in an aggregate principal amount not to exceed $36,000,000 to finance the purchase price for the ShopRite (Pennington) Merger, to repay $1,000,000 of existing Indebtedness of BVNJ and to pay the fees and expenses in connection therewith. All proceeds of the Tranche C Term Loans incurred on the Second Tranche C Term Loan Borrowing Date will be used by the Borrower to pay, in part, one-time charges incurred in either the Borrower's third or fourth fiscal quarter in fiscal year 1999 for employee severance costs in connection with the Borrower's early retirement program."

          23. Section 7.14 of the Credit Agreement is hereby amended by (i) inserting the reference to clause "(a)" immediately following the text "7.14 Subsidiaries" appearing therein, (ii) deleting each reference to "Schedule VI" appearing therein and inserting in each case the text "Schedule VI-A" in lieu thereof and (iii) inserting the following new clause (b) at the end thereof:

              "(b) As of the First Amendment Effective Date, the corporations, partnerships and limited liability companies listed on Schedule VI-B are all of the Subsidiaries of Holdings. Schedule VI-B correctly sets forth, as of the First Amendment Effective Date, the percentage ownership (direct or indirect) of Holdings in each class of capital stock or other equity of each of its Subsidiaries and also identifies the direct owner thereof."

          24. Section 7.25 of the Credit Agreement is hereby amended by deleting clause (d) thereof and inserting the following new clause (d) in lieu thereof:

              "(d) Dixx Mart has no significant assets (other than 99% of the outstanding equity interests of BVNJ) or liabilities and engages in no business activities other than those incidental to its ownership of such equity interests."

          25. Section 8.01(b) of the Credit Agreement is hereby amended by deleting the words "stand-alone" appearing therein and inserting the word "consolidated" in lieu thereof.

          26. Section 8.01(c) of the Credit Agreement is hereby amended by deleting the words "stand-alone" appearing therein and inserting the word "consolidated" in lieu thereof.

          27. Section 8 of the Credit Agreement is hereby amended by inserting the following new Section 8.15 at the end thereof:

              8.15 Intercompany Loans. The Borrower shall cause BVNJ to either pay all interest on up to $36,000,000 of the initial Borrower/BVNJ Intercompany Loan made on the First Amendment Effective Date (plus any interest accrued thereon) in-kind rather than in cash or cause all such interest to continue to accrue at the rate provided for in the Borrower/BVNJ Loan Agreement; provided, however, that interest on additional Borrower/BVNJ Intercompany Loans made after the First Amendment Effective Date and on the intercompany note referred to in Section 9.05(xviii) may be paid in cash.

          28. Section 9.01 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (xiv) thereof, (ii) deleting the period appearing at the end of clause (xv) thereof and inserting a semi-colon in lieu thereof and (iii) inserting the following new clauses (xvi) and (xvii) at the end thereof:

              "(xvi) Liens on the assets of ShopRite Pennington in existence on the First Amendment Effective Date which are listed, and the property subject thereto described, in Schedule XI, without giving effect to any renewals, replacements or extensions thereof; and

              (xvii) Liens created in favor of the Borrower pursuant to the Borrower/BVNJ Intercompany Security Agreement."

          29. Section 9.02 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (x) thereof, (ii) deleting the period appearing at the end of clause (xi) thereof and inserting the text "; and" in lieu thereof and (iii) inserting the following new clause
(xii) immediately following clause (xi) thereof:

              "(xii) the ShopRite (Pennington) Merger shall be permitted."

          30. Section 9.04 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (xiii) thereof, (ii) deleting the period appearing at the end of clause (xiv) thereof and inserting a semi-colon in lieu thereof and (iii) inserting the following new clauses (xv),
(xvi) and (xvii) at the end thereof:

              "(xv) up to $425,000 of existing Indebtedness of ShopRite Pennington assumed in connection with the ShopRite (Pennington) Merger and listed on Schedule XII (as reduced by any permanent repayment of principal thereof), without giving effect to any subsequent extension, renewal or refinancing thereof, except to the extent set forth on Schedule XII, provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing;

              (xvi) intercompany Indebtedness of BVNJ owing to the Borrower under the Borrower/BVNJ Intercompany Loan Agreement to the extent permitted by Sections 9.05(xvii) and (xviii) so long as (i) all of the terms and conditions of the Borrower/BVNJ Intercompany Loan Agreement are satisfactory to the Agents and (ii) such Indebtedness, and the related security pledged and assigned pursuant to the Borrower/BVNJ Intercompany Security Agreement, remain pledged and assigned to the Collateral Agent pursuant to the respective Security Documents; and

              (xvii) Indebtedness of the Borrower under the ShopRite (Pennington) Seller Subordinated Notes in an aggregate principal amount not to exceed $1,500,000 (as reduced by any repayments of principal thereof)."

          31. Section 9.05 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (xiv) thereof, (ii) deleting the period appearing at the end of clause (xv) thereof and inserting a semi-colon in lieu thereof and (iii) inserting the following new clauses (xvi),
(xvii), (xviii) and (xix) at the end thereof:

              "(xvi) the ShopRite (Pennington) Merger shall be permitted;

              (xvii) the Borrower may (i) make a $36,000,000 intercompany loan to BVNJ on the First Amendment Effective Date and (ii) make additional intercompany loans to BVNJ from time to time thereafter in an aggregate principal amount not to exceed $2,000,000 in any fiscal year, in each case pursuant to the Borrower/BVNJ Intercompany Loan Agreement and so long as all such intercompany loans are evidenced by a Borrower/BVNJ Intercompany Note and are secured by the Borrower/BVNJ Intercompany Security Agreement;

              (xviii) BVNJ may issue an intercompany note to the Borrower on the First Amendment Effective Date in an aggregate principal amount equal to the aggregate principal amount of the ShopRite (Pennington) Seller Subordinated Notes so long as such intercompany note is issued pursuant to the Borrower/BVNJ Intercompany Loan Agreement and is secured by the Borrower/BVNJ Intercompany Security Agreement; and

              (xix) on the First Amendment Effective Date, (i) the Borrower may contribute $1,000 in cash to BVNJ and (ii) the Borrower may contribute $9,900 in cash to Dixx Mart, who shall, in turn, contribute same to BVNJ."

          32. Section 9.07(a) of the Credit Agreement is hereby amended by deleting the reference to "$15,000,000" set forth opposite the text "December, 2000" appearing in the table therein and inserting the text "$30,000,000" in lieu thereof.

          33. Section 9.12 of the Credit Agreement is hereby amended by inserting the following new clause (c) at the end thereof:

              (c) No Credit Agreement Party will, nor will it permit any of its Subsidiaries to, (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of (including in each case, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), any ShopRite (Pennington) Seller Subordinated Notes, (ii) make (or give any notice in respect of) any payment (other than regularly scheduled amortization payments), prepayment, redemption or acquisition for value of

     (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) the initial $36,000,000 Borrower/BVNJ Intercompany Loan made on the First Amendment Effective Date (including any interest accrued thereon except as provided in Section 8.16), or (iii) amend or modify, or permit the amendment or modification of, any provision of (A) the ShopRite (Pennington) Seller Subordinated Notes or (B) any of the Borrower/BVNJ Intercompany Agreements."

          34. Section 9.13 of the Credit Agreement is hereby amended by deleting the text "Sections 9.01(iii), (vi) and (vii)" appearing at the end of clause (x) thereof and inserting "Sections 9.01(iii), (vi), (vii) and (xvi)" in lieu thereof.

          35. Section 9.15 of the Credit Agreement is hereby amended by deleting clause (e) thereof and inserting the following new clause (e) in lieu thereof:

              "(e) Dixx Mart shall engage in no business other than its ownership of 99% of the outstanding equity interests of BVNJ and activities incidental to its ownership of such equity interests."

          36. Section 9.16(c) of the Credit Agreement is hereby amended by (i) deleting the reference to "Schedule VI" appearing therein and inserting the text "Schedule VI-B" in lieu thereof and (ii) inserting the following new sentence at the end of such Section 9.16(c):

              "Notwithstanding the foregoing, (i) BVNJ shall not be required to execute and deliver any Credit Document so long as (and to the extent that) it is prohibited from doing so under the Senior Subordinated Note Documents and the Junior Subordinated Note Documents and (ii) the 99% of the equity interest in BVNJ held by Dixx Mart shall not be required to be pledged as security for the Obligations so long as (and to the extent that) such pledge is prohibited under the Senior Subordinated Note Documents and the Junior Subordinated Note Documents.".

          37. The paragraph immediately following Section 10.11 of the Credit Agreement is hereby amended by inserting the words ", C TL Commitment Commission" immediately following the words "A TL Commitment Commission" appearing in clause (i) thereof.

          38. The definition of "Adjusted Consolidated Net Income" appearing in
Section 11.01 of the Credit Agreement is hereby amended by deleting the parenthetical appearing in clause (ii) of the first sentence thereof and inserting the following new parenthetical in lieu thereof:

                   "(and/or, if the Total Tranche A Term Loan Commitment or the Total Tranche C Term Loan Commitment has not yet been terminated, reduce the Total Tranche A Term Loan Commitment or the Total Tranche C Term Loan Commitment, as the case may
                   be)".

          39. The definition of "Applicable Base Rate Margin" appearing in
Section 11.01 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (a) thereof, (ii) deleting the percentage "2.50%" appearing in clause (b) thereof and inserting the percentage "2.75%" in lieu thereof, (iii) deleting the period appearing at the end of clause (b) thereof and inserting "; and" in lieu thereof and (iv) inserting the following new clause (c) immediately following clause (b) thereof:

              "(c) in the case of Tranche C Term Loans maintained as Base Rate Loans, 3.00%."

          40. The definition of "Applicable Eurodollar Rate Margin" appearing in
Section 11.01 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (a) thereof, (ii) deleting the percentage "3.50%" appearing in clause (b) thereof and inserting the percentage "3.75%" in lieu thereof, (iii) deleting the period appearing at the end of clause (b) thereof and inserting "; and" in lieu thereof, and (iv) inserting the following new clause (c) immediately following clause (b) thereof:

              "(c) in the case of Tranche C Term Loans maintained as Eurodollar Loans, 4.00%."

          41. The definition of "Commitment" appearing in Section 11.01 of the Credit Agreement is hereby amended by inserting the following text immediately after the words "Tranche B Term Loan Commitment" appearing therein:

              ", the Tranche C Term Loan Commitment".

          42. The definition of "Consolidated EBITDA" appearing in Section 11.01 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (x)(iii) of the first sentence thereof and inserting a comma in lieu thereof and (ii) inserting the following text immediately following the words "of this Agreement" appearing in clause (x)(iv) of the first sentence thereof:

          "and the consummation of the ShopRite (Pennington) Merger and (v) for purposes of Sections 9.08, 9.09, 9.10 and 9.11 only (but not for purposes of the definitions of Applicable Base Rate Margin and Applicable Eurodollar Rate Margin), up to $8,500,000 of one-time charges incurred in either the Borrower's third or fourth fiscal quarter in fiscal year 1999 for employee severance costs in connection with the Borrower's early retirement program".

          43. The definition of "Consolidated Interest Expense" appearing in
Section 11.01 of the Credit Agreement is hereby amended by inserting "and the ShopRite (Pennington) Merger" immediately after the words "to this Agreement" appearing in clause (i) of the proviso thereof.

          44. The definition of "Leverage Ratio" appearing in Section 11.01 of the Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

          "Notwithstanding anything to the contrary contained in this Agreement, for purposes of calculating the Leverage Ratio only at any time prior to the one-year anniversary of the First Amendment Effective Date, Consolidated EBITDA for any portion of a Test Period ended prior to the First Amendment Effective Date shall be calculated on a pro forma basis as if the ShopRite (Pennington) Merger (and the related financing) had occurred on the date which is one year prior to the First Amendment Effective Date (and giving pro forma effect to factually supportable and identifiable cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act)."

          45. The definition of "Loan" appearing in Section 11.01 of the Credit Agreement is hereby amended by inserting the following text immediately after the words "each Tranche B Term Loan," appearing therein:

              "each Tranche C Term Loan,".

          46. The definition of "Maturity Date" appearing in Section 11.01 of the Credit Agreement is hereby amended by inserting the following text immediately after the words "the Tranche B Term Loan Maturity Date," appearing therein:

              "the Tranche C Term Loan Maturity Date,".

          47. The definition of "Note" appearing in Section 11.01 of the Credit Agreement is hereby amended by inserting the following text immediately after the words "each Tranche B Term Note," appearing therein:

              "each Tranche C Term Note,".

          48. The definition of "Required Lenders" appearing in Section 11.01 of the Credit Agreement is hereby amended by inserting the words "and Tranche C Term Loan Commitments" immediately following the words "Tranche A Term Loan Commitments" appearing in the first and third parentheticals thereof.

          49. The definition of "Term Loan" appearing in Section 11.01 of the Credit Agreement is hereby deleted and the following new definition of "Term Loan" is inserted in lieu thereof:

              "Term Loan" shall mean each Tranche A Term Loan, each Tranche B Term Loan and each Tranche C Term Loan.

          50. The definition of "Tranche" appearing in Section 11.01 of the Credit Agreement is hereby deleted and the following new definition of "Tranche" is inserted in lieu thereof:

              "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being five separate Tranches, i.e., Tranche A

     Term Loans, Tranche B Term Loans, Tranche C Term Loans, Revolving Loans and Swingline Loans.

          51. The definition of "Tranche A Term Loan Percentage" appearing in
Section 11.01 of the Credit Agreement is hereby amended by (i) inserting the text "the sum of (i)" immediately prior to the text "the Total Tranche A Term Loan Commitment" appearing in the second clause (y) thereof and (ii) inserting the text "and (ii) the Total Tranche C Term Loan Commitment then in effect" at the end of said definition.

          52. The definition of "Tranche B Term Loan Percentage" appearing in
Section 11.01 of the Credit Agreement is hereby amended by (i) inserting the text "the sum of (i)" immediately prior to the text "the Total Tranche A Term Loan Commitment" appearing therein and (ii) inserting the text "and (ii) the Total Tranche C Term Loan Commitment then in effect" at the end of said definition.

          53. Section 11.01 of the Credit Agreement is hereby further amended by inserting the following new definitions in the appropriate alphabetical order:

              "BVNJ" shall mean BVNJ Partnership, L.P., a New Jersey limited partnership, 99% of which shall be owned by Dixx Mart as its limited partner and 1% of which shall be owned by the Borrower as its general partner."

              "Borrower/BVNJ Intercompany Agreements" shall mean each of the Borrower/BVNJ Intercompany Loan Agreement, the Borrower/BVNJ Intercompany Security Agreement, the Borrower/BVNJ Intercompany Note and each of the other documents related thereto.

              "Borrower/BVNJ Intercompany Loan" shall mean each intercompany loan made by the Borrower to BVNJ pursuant to the Borrower/BVNJ Intercompany Loan Agreement.

              "Borrower/BVNJ Intercompany Loan Agreement" shall mean the Intercompany Loan Agreement, dated as of November 12, 1999, between the Borrower and BVNJ, as same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

              "Borrower/BVNJ Intercompany Notes" shall mean each of the intercompany notes issued pursuant to the Borrower/BVNJ Intercompany Loan Agreement.

              "Borrower/BVNJ Intercompany Security Agreement" shall mean the Intercompany Security Agreement, dated as of November 12, 1999, between the Borrower and BVNJ, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

              "C Lenders" shall have the meaning provided in Section 4.02(k).

              "C TL Commitment Commission" shall have the meaning provided in
     Section 3.01(g).

              "First Amendment" shall mean the First Amendment, dated as of November 12, 1999, to this Agreement.

              "First Amendment Effective Date" shall mean November 12, 1999 so long as all of the conditions precedent to the effectiveness of the First Amendment shall have been satisfied on such date.

              "Second Tranche C Term Loan Borrowing Date" shall mean a single date occurring after the First Amendment Effective Date in which the Borrower incurs Tranche C Term Loans for the purposes described in the third sentence of Section 7.08(b), which date must occur on or prior to the Tranche C Term Loan Availability Termination Date.

              "ShopRite Pennington" shall mean ShopRite of Pennington, Inc., a New Jersey corporation.

              "ShopRite (Pennington) Merger" shall mean the merger of ShopRite Pennington with and into BVNJ pursuant to, and in accordance with the terms of, the ShopRite (Pennington) Merger Agreement for an aggregate consideration of $36,350,000 to be paid to the existing shareholders (prior to such merger) of ShopRite Pennington, which merger consideration includes approximately $3,000,000 of working capital consisting of inventory and accounts receivables, the assumption of up to $425,000 of existing Indebtedness as set forth on Schedule XII and the issuance of the ShopRite (Pennington) Seller Subordinated Notes in an aggregate principal amount not to exceed $1,500,000.

              "ShopRite (Pennington) Merger Agreement" shall mean the Merger Agreement, dated as of November 12, 1999, among the Borrower, BVNJ and the shareholders of ShopRite Pennington.

              "ShopRite (Pennington) Seller Subordinated Notes" shall mean the unsecured subordinated notes issued by the Borrower to the stockholders of ShopRite Pennington pursuant to the ShopRite (Pennington) Merger Agreement.

              "Total Tranche C Term Loan Commitment" shall mean, at any time, the sum of the Tranche C Term Loan Commitments of each of the Lenders.

              "Tranche C Term Loan" shall have the meaning provided in Section 1.01(f).

              "Tranche C Term Loan Availability Termination Date" shall mean December 12, 1999.

              "Tranche C Term Loan Borrowing Date" shall mean each of the First Amendment Effective Date and the Second Tranche C Term Loan Borrowing Date.

              "Tranche C Term Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Tranche C Term Loan Commitment," as same may be (i) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 10 or (ii) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b).

              "Tranche C Term Loan Maturity Date" shall mean November 10, 2003.

              "Tranche C Term Loan Percentage" shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the sum of (x) the aggregate principal amount of all Tranche C Term Loans outstanding at such time and (y) the Total Tranche C Term Loan Commitment then in effect and the denominator of which is equal to the sum of (x) the aggregate principal amount of all Term Loans outstanding at such time and
     (y) the sum of (i) the Total Tranche A Term Loan Commitment then in effect and (ii) the Total Tranche C Term Loan Commitment then in effect.

              "Tranche C Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(b)(iii).

              "Tranche C Term Note" shall have the meaning provided in Section 1.05(a).

          55. Section 13.06(b) of the Credit Agreement is hereby amended by inserting the text "C TL Commitment Commission," immediately after the text "A TL Commitment Commission," appearing therein.

          56. Section 13.07(c) of the Credit Agreement is hereby amended by inserting the text "C TL Commitment Commission," immediately after each instance the text "A TL Commitment Commission," appears therein.

          57. Section 13.12(a) of the Credit Agreement is hereby amended by deleting the text "any Tranche A Term Loan Scheduled Repayment or Tranche B Term Loan Scheduled Repayment," appearing therein and inserting the following text in lieu thereof:

              "any Tranche A Term Loan Scheduled Repayment, Tranche B Term Loan Scheduled Repayment or Tranche C Term Loan Scheduled Repayment,".

          58. Section 13.17 of the Credit Agreement is hereby deleted and the following new Section 13.17 is inserted in lieu thereof:

              13.17 Certain Agreements with Respect to the Senior Subordinated Notes and the Junior Subordinated Notes. Each Credit Agreement Party hereby
     (A) represents
     and warrants that (i) $46,666,667 of Term Loans may be incurred under this Agreement on the Initial Borrowing Date in reliance on clause (ii)(A) of the respective definition of "Permitted Indebtedness" contained in the Senior Subordinated Note Indenture and the Junior Subordinated Note Agreement, (ii) $25,000,000 of Revolving Loans, Swingline Loans and Letters of Credit in the aggregate incurred pursuant to the Total Revolving Loan Commitment as in effect on the Initial Borrowing Date may be incurred in reliance on clause (ii)(B) of the respective definition of "Permitted Indebtedness" contained in the Senior Subordinated Note Indenture and the Junior Subordinated Note Agreement, (iii) $13,333,333 of Term Loans may be incurred on the Initial Borrowing Date in reliance on clause (xiv) of the respective definition of "Permitted Indebtedness" contained in the Senior Subordinated Note Indenture and the Junior Subordinated Note Agreement,
     (iv) $36,000,000 of Tranche C Term Loans may be incurred on the First Amendment Effective Date and up to $1,500,000 of Indebtedness pursuant to the ShopRite (Pennington) Seller Subordinated Notes may be issued on the First Amendment Effective Date, in each case in reliance on the proviso to
     Section 4.12 of the Senior Subordinated Note Indenture and the proviso to
     Section 7E of the Junior Subordinated Note Agreement, (v) up to $425,000 of existing Indebtedness of ShopRite Pennington may be assumed on the First Amendment Effective Date, in each case in reliance on clause (vi) of the respective definition of "Permitted Indebtedness" contained in the Senior Subordinated Note Indenture and the Junior Subordinated Note Agreement, and
     (vi) up to $5,000,000 of Tranche C Term Loans may be incurred on the Second Tranche C Term Loan Borrowing Date in reliance on clause (xiv) of the respective definition of "Permitted Indebtedness" contained in the Senior Subordinated Note Indenture and the Junior Subordinated Note Agreement, and
     (B) agrees it will not take any position contrary to the representations and warranties set forth in preceding clause (A). In addition, each Credit Agreement Party (A) acknowledges and agrees that the Borrower will not be permitted to (i) incur any Tranche A Term Loans on any Additional Tranche A Term Loan Borrowing Date or any Tranche C Term Loans on the Second Tranche C Term Loan Borrowing Date unless such Tranche A Term Loans or Tranche C Term Loans, as the case may be, may be incurred in reliance on clause (xiv) of the respective definition of "Permitted Indebtedness" contained in the Senior Subordinated Note Indenture or the Junior Subordinated Note Agreement or (ii) incur any additional Revolving Loans, Swingline Loans or Letters of Credit pursuant to an increase in the Total Revolving Loan Commitment under Section 13.18 unless such additional extensions of credit are incurred in reliance on clauses (ii)(B) and/or (xiv) of each respective definition of "Permitted Indebtedness" contained in the Senior Subordinated
     Note Indenture or the Junior Subordinated Note Agreement and (B) covenants and agrees that it will take, and will cause each of its Subsidiaries to take, all such actions as may be necessary so as to ensure that all Indebtedness (including, without limitation, any Tranche A Term Loans incurred on any Additional Tranche A Term Loan Date, any Tranche C Term Loans incurred on the Second Tranche C Term Loan Borrowing Date and any incremental Revolving Loans, Swingline Loans and/or Letters of Credit incurred as a result of any increase to the Total Revolving Loan Commitment by operation of

     Section 13.18) incurred under this Agreement and the other Credit Documents shall, except as provided in clause (A)(iv) of the first sentence of this
     Section 13.17, always be permitted to be incurred under clauses (ii) and
     (xiv) of each respective definition of the "Permitted Indebtedness" contained in the Senior Subordinated Note Indenture and the Junior Subordinated Note Agreement without relying on any other provision of the Senior Subordinated Note Indenture or the Junior Subordinated Note Agreement.

          59. Schedule I to the Credit Agreement is hereby amended by inserting therein the information set forth on Annex A hereto.

          60. The Credit Agreement is hereby further amended by (i) deleting the reference to "Schedule VI" appearing on Schedule VI thereof and inserting the text "Schedule VI-A" in lieu thereof and (ii) inserting a new Schedule VI-B thereto in the form of Annex B hereto.

          61. The Credit Agreement is hereby further amended by adding Schedules XI and XII thereto in the forms of Annexes C and D hereto, respectively.

          62. The Credit Agreement is hereby further amended by attaching thereto as Exhibit B-5 the form of Exhibit B-5 attached hereto.

          63. Exhibit A of the Credit Agreement is hereby amended by inserting the text "[Tranche C Term Loans]" immediately after the text "[Tranche B Term Loans]" appearing in clause (iii) of the first paragraph thereof.

          64. Exhibit J of the Credit Agreement is hereby amended by (i) inserting the following new clause (y) immediately following existing clause (y) appearing in Section 1 thereof:

              "(y) in the case of any assignment of any portion of the Assignor's outstanding Tranche C Term Loans and Tranche C Term Loan Commitment, all rights and obligations with respect to the Assigned Share of such outstanding Tranche C Term Loans and Tranche C Term Loan Commitment,",

and (ii) redesignating existing clauses (x) and (y) appearing in Section 1 thereof as clauses (v) and (x), respectively.

          65. Exhibit J of the Credit Agreement is hereby further amended by (i) inserting the following new clause (z) immediately following existing clause (z) of Section 6 thereof:

              "(z) all C TL Commitment Commission (if applicable) of the Assigned Share of the Total Tranche C Term Loan Commitment at the rate specified in Item 10 of Annex I hereto", and redesignating clauses (x), (y) and (z) of Section 6 as clauses (v), (x) and
(y), respectively.

          66. Annex I of Exhibit J of the Credit Agreement is hereby amended by inserting the following column in Section 4 immediately to the right of the second column of such Section 4:


            "Outstanding Principal of                "Tranche C Term Loan
            Tranche C Term Loans                     Commitment

            $_______________                         $_______________

            ________%                                ________%

            $______________                          $______________".


          67. Annex I of Exhibit J of the Credit Agreement is hereby amended by inserting the following Section 10 (together with the related footnote) immediately following existing Section 9 thereof:

          "10.  C TL Commitment
                Commission to
                the Assignee:          As set forth in Section 3.01(g) of the
                                       Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee).(5)

(5) Insert "Not Applicable" in lieu of text if no portion of the Total Tranche C Loan Commitment is being assigned or if same has been terminated. Otherwise the Borrower and the Administrative Agent shall, following recordation of such assignment by the Administrative Agent on the Register, direct the entire amount of the C TL Commitment Commission to the Assignee at the rate set forth in Section 3.01(g) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the C TL Commitment Commission through payment by the Assignee to the Assignor."

          68. The Borrower agrees that on or promptly after the First Amendment Effective Date (as defined below), and at its own expense, the Borrower will issue Tranche C Term Notes to those Lenders with Tranche C Term Loan Commitments (or their assignees), which Tranche C Term Notes shall be in conformity with the requirements of Section 1.05(g) of the Credit Agreement (as amended hereby).

          69. All parties hereto acknowledge and agree that all extensions of credit pursuant to the Credit Agreement, as amended hereby, shall be entitled to the benefits of the Guaranties and the Security Documents.

          70. All parties hereto acknowledge and agree, and the Security Agreement is hereby amended to reflect, that (i) the term "Contracts" under, and as defined in, the Security Agreement includes each of the Borrower/BVNJ Intercompany Agreements and (ii) the term "Contract Rights" under, and as defined in, the Security Agreement includes all rights, interests and claims of the Borrower, whether now existing or hereafter arising, in connection with each of the Borrower/BVNJ Intercompany Agreements and, accordingly, a security interest in each of the Borrower/BVNJ Intercompany Agreements and all such rights, interest and claims of the Borrower thereunder have been granted by the Borrower pursuant to the terms of the Security Agreement.

          71. All parties hereto acknowledge and agree, and each of the Security Agreement and the Pledge Agreement (as applicable) is hereby amended to reflect, that (i) the term "General Intangibles" under, and as defined in, the Security Agreement includes all of the partnership interests in BVNJ now or in the future owned by the Borrower, (ii) the term "Partnership Interests" under, and as defined in, the Pledge Agreement includes all of the partnership interest in BVNJ now or in the future owned by the Borrower and (iii) the term "Pledged Notes" under, and as defined in, the Pledge Agreement includes each Borrower/BVNJ Intercompany Note from time to time issued to the Borrower pursuant to the Borrower/BVNJ Intercompany Loan Agreement and, accordingly, a security interest in all such partnership interests and promissory notes has been granted by the Borrower pursuant to the terms of the Security Agreement and the Pledge Agreement.

          72. In order to induce the Lenders to enter into this Amendment, each Credit Agreement Party hereby represents and warrants that:

              (i) all representations and warranties contained in the Credit Documents (including in this Amendment) are true and correct in all material respects on and as of the First Amendment Effective Date, both before and after giving effect to this Amendment (unless such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

              (ii) there exists no Default or Event of Default on the First Amendment Effective Date, both before and after giving effect to this Amendment;

              (iii) each Credit Agreement Party, BVNJ Partnership, L.P. ("BVNJ") and ShopRite Pennington has the corporate power and authority to execute, deliver and perform the terms and provisions of each of this Amendment, the ShopRite (Pennington) Merger Agreement and the Borrower/BVNJ Intercompany Agreements (collectively, the "Transaction Documents") to the extent that such Person is a party to each such Transaction Document, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Transaction Documents. Each Credit Agreement Party, BVNJ and ShopRite Pennington has duly executed and delivered each of the Transaction Documents to which it is party, and each of such Transaction Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

              (iv) neither the execution, delivery nor performance by any Credit Agreement Party, by BVNJ or by ShopRite Pennington of the Transaction Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents and/or the Borrower/BVNJ Intercompany Security Agreement) upon any of the property or assets of Holdings, any of its Subsidiaries or ShopRite Pennington pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement (including, without limitation, the Senior Subordinated Note Indenture and the Junior Subordinated Note Agreement), or any other material agreement, contract or instrument, in each case to which Holdings, any of its Subsidiaries or ShopRite Pennington is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents) of Holdings, any of its Subsidiaries or ShopRite Pennington;

              (v) all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the transactions contemplated by the Transaction Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by the Transaction Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the transactions contemplated by the Transaction Documents;

              (vi) the consolidated balance sheet of ShopRite Pennington for its fiscal year and six-month period ended on January 2, 1999 and July 3, 1999, respectively, and the related consolidated statements of income, cash flows and shareholders' equity of ShopRite Pennington for the fiscal year or six-month period, as the case may be, ended on such dates, copies of which have been furnished to the Lenders prior to the First Amendment Effective Date, present fairly in all material respects the financial position of ShopRite Pennington at the dates of such balance sheets and the consolidated results of the operations of ShopRite Pennington for the periods covered thereby. All of the foregoing historical financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except, in the case of the aforementioned six-month interim financial statements, for normal year-end audit adjustment and the absence of footnotes). The pro forma consolidated balance sheet of Holdings and its Subsidiaries as of June 12, 1999 (after giving effect to the transactions contemplated herein), and the related pro forma consolidated statements of income and cash flows of Holdings and its Subsidiaries for the twelve-month period ended on June 12, 1999 (after giving effect to the transactions contemplated herein and the financing therefor and assuming that the transactions contemplated herein had occurred on July 2, 1998), copies of which have been furnished to the Lenders prior to the First Amendment Effective Date, present fairly in all material respects the pro forma consolidated financial position of Holdings and its Subsidiaries as of June 12, 1999 and the pro forma consolidated results of the operations of Holdings and its Subsidiaries for the period covered thereby. All of the foregoing pro forma financial statements have been prepared on a basis consistent with the historical financial statements of Holdings delivered pursuant to the Credit Agreement. After giving effect to the transactions contemplated herein, since December 26, 1998, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, of Holdings and its Subsidiaries taken as a whole or of ShopRite Pennington;

              (vii) the projections dated on or about October 18, 1999 relating to the business of Holdings and its Subsidiaries after giving effect to the ShopRite (Pennington) Merger (the "ShopRite (Pennington) Projections") and delivered to the Agents and the Lenders prior to the First Amendment Effective Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the ShopRite (Pennington) Projections which are based upon or include information known to any Credit Agreement Party to be misleading in any material respect or which fail to take into account material information known to any Credit Agreement Party regarding the matters reported therein. On the First Amendment Effective Date, each Credit Agreement Party believes that the ShopRite (Pennington) Projections are reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the ShopRite (Pennington) Projections may differ from the projected results and that the differences may be material; and

              (viii) there are no actions, suits or proceedings pending or, to the best knowledge of each Credit Agreement Party, threatened (i) with respect to any Transaction Document, or (ii) that are reasonably likely to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, of Holdings and its Subsidiaries taken as a whole or of ShopRite Pennington.

          73. This Amendment is limited to the specific modifications and amendments set forth herein and shall not constitute a modification, amendment, acceptance or waiver of any other provision of the Credit Agreement or any other provision of any other Credit Document.

          74. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

          75. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK.

          76. This Amendment shall become effective on the date (the "First Amendment Effective Date") when each of the following conditions have been satisfied:

              (i) each Credit Agreement Party, the Required Lenders (determined before giving effect to this Amendment) and each Lender which is providing a Tranche C Term Loan Commitment pursuant to this Amendment shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office;

              (ii) the Agents shall have received true and correct copies of the ShopRite Merger Agreement, and all of the terms and conditions thereof shall be in form and substance reasonably satisfactory to the Agents;

              (iii) the ShopRite (Pennington) Merger shall have been consummated in accordance with the ShopRite (Pennington) Merger Agreement (without giving effect to any amendment or modification thereof or waiver with respect thereto unless consented to by the Agents), the relevant requirements of the Credit Agreement (as amended hereby) and all applicable laws;

              (iv) the Agents shall have received one or more opinions of Hutchins, Wheeler & Dittmar, special counsel to the Credit Parties, each in form and substance reasonably satisfactory to the Agents, with respect to the transactions contemplated by this Amendment (which opinion or opinions also shall address the matters referred to in the parenthetical to clause
     (viii) of the proviso to each of the definition of "Senior Debt" appearing in the Senior Subordinated Note Indenture and the definition of "Superior Indebtedness" appearing in the Junior Subordinated Note Agreement);

              (v)     all of the representations and warranties set forth in
     Section 72 of this Amendment shall be true and correct in all material respects as of the First Amendment Effective Date, and the Agents shall have received one or more certificates, each in form and substance reasonably satisfactory to the Agents, dated the First Amendment Effective Date and signed on behalf of the Borrower by the Chief Financial Officer of the Borrower and another authorized officer of the Borrower, stating that all of the conditions in Section 72 of this Amendment and in clause (iii) of this Section 76 have been satisfied on such date and such certificates also shall demonstrate (in reasonable detail) that up to $36,000,000 of Tranche C Term Loans may be incurred, up to $425,000 of existing

     Indebtedness of ShopRite Pennington may be assumed, and up to $1,500,000 of ShopRite (Pennington) Seller Subordinated Notes may be issued, in each case in accordance with the proviso to Section 4.12 of the Senior Subordinated
     Note Indenture and the proviso to Section 7E of the Junior Subordinated Note Agreement;

              (vi) the Borrower shall have paid to the Agents and the Lenders all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Agents and the Lenders to the extent then due and as has been agreed upon by the Borrower and the Agents, including the amendment fee referred to in clause (xiv) of this Section 76;

              (vii) the Administrative Agent shall have received from each Credit Agreement Party, BVNJ and ShopRite Pennington certified copies of resolutions of their respective Boards of Directors (or the equivalent governing body) or statements of unanimous written consent in lieu thereof of each such Person with respect to the matters set forth in this Amendment and the transactions contemplated herein, and such resolutions or statements, as the case may be, shall be in form and substance reasonably satisfactory to the Agents;

              (viii) the Agents shall have received a solvency certificate from the Chief Financial Officer of Holdings, in form and substance reasonably satisfactory to the Agents;

              (ix) the Agents shall have received true and correct copies of the historical financial statements, the pro forma financial statements and the projections referred to in Sections 72(vi) and (vii) of this Amendment, all of which shall be in form and substance reasonably satisfactory to the Agents and the Required Lenders;

              (x) the Agents shall have received copies of all environmental and hazardous substance assessments and analyses with respect to the real property of ShopRite Pennington, all of which shall be in scope, form and substance reasonably satisfactory to the Agents and the Required Lenders;

              (xi) all corporate, partnership and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Amendment, the ShopRite (Pennington) Merger and each of the Borrower/BVNJ Intercompany Agreements shall be reasonably satisfactory in form and substance to the Agents, and the Agents shall have received all information and copies of all documents and papers, including records of corporate and partnership proceedings or governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Agents may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, partnership or governmental authorities;

              (xii) the Agents shall have received updated certificates of insurance complying with the requirements of Section 8.03 for the business and properties of Holdings and its

     Subsidiaries (including BVNJ), in form and substance reasonably satisfactory to the Agents and naming the Collateral Agent as an additional insured and as loss payee, and stating that such insurance shall not be canceled without at least 30 days prior written notice by the insurer to the Collateral Agent (or such shorter period of time as a particular insurance company generally provides);

              (xiii) the Borrower and BVNJ shall have duly authorized, executed and delivered the Borrower/BVNJ Intercompany Agreements, each in form and substance satisfactory to the Agents, together with:

              (A) executed Financing Statements (Form UCC-1) in appropriate form for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Borrower/Big V of New Jersey LP Loan and Security Agreement;

              (B) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name ShopRite Pennington as debtor and that are filed in the jurisdictions referred to in clause (A) above, together with copies of such other financing statements that name ShopRite Pennington as debtor (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received appropriate termination statements executed by the secured party thereunder);

              (C) proper Assignment Statements (Form UCC-3 or the equivalent) evidencing the assignment of the security interests created pursuant to the Borrower/BVNJ Intercompany Security Agreement to the Collateral Agent, fully executed for filing under the UCC or other appropriate filing offices in the jurisdictions referred to in clause (A) above; and

              (D) proper termination statements (form UCC-3 or the equivalent) terminating the security interests created pursuant to the certain Indebtedness of BVNJ to be repaid by on the First Amendment Effective Date; and

              (xiv) the Borrower shall have paid to each Lender which has executed and delivered to the Administrative Agent a counterpart of this Amendment on or before 2:00 p.m. (New York time) on the First Amendment Effective Date, a fee equal to 0.25% of the sum of (I) such Lender's Revolving Loan Commitment on the First Amendment Effective Date, (II) such Lender's Tranche A Term Loan Commitment on the First Amendment Effective Date and (III) the aggregate outstanding principal amount of such Lender's Tranche A Term Loans and Tranche B Term Loans on the First Amendment Effective Date (it being understood that this fee is in addition to any other fees that the Borrower has agreed to pay to the Agents and the Lenders with respect to the transactions contemplated by this Amendment).

Notwithstanding anything to the contrary contained above or elsewhere in this Amendment, unless both the First Amendment Effective Date and the ShopRite (Pennington) Merger occur on or prior to November 15, 1999, the First Amendment Effective Date shall not thereafter occur and this Amendment shall be of no further force or effect. The acceptance by the Borrower of the proceeds of the Tranche C Term Loans shall be deemed to constitute a representation and warranty by each Credit Agreement Party (including, without limitation, for purposes of Section 10.02 of the Credit Agreement) to the effect that all conditions contained above in this Section 76 have been satisfied as of the First Amendment Effective Date.

          77. From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended or modified hereby.

                                      * * *

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                       BIG V HOLDING CORP.



                                       By: /s/ James A. Toopes, Jr.
                                           -------------------------------------
                                           Name:  James A. Toopes, Jr.
                                           Title: Vice Chairman


                                       BV HOLDINGS CORPORATION


                                       By: /s/ James A. Toopes, Jr.
                                           -------------------------------------
                                           Name:  James A. Toopes, Jr.
                                           Title: Vice Chairman


                                       BIG V SUPERMARKETS, INC.


                                       By: /s/ James A. Toopes, Jr.
                                           -------------------------------------
                                           Name:  James A. Toopes, Jr.
                                           Title:  Vice Chairman


                                       DLJ CAPITAL FUNDING, INC., Individually
                                          and as Syndication Agent


                                       By: /s/ Dana Klein
                                           -------------------------------------
                                           Name:  Dana F. Klein
                                           Title: Vice President

                                       FLEET NATIONAL BANK, Individually
                                          and as Administrative Agent


                                       By: /s/ Stephen M. Curran
                                           -------------------------------------
                                           Name:  Stephen M.. Curran
                                           Title: Vice President


                                       SUMMIT BANK, Individually and as
                                          Documentation Agent


                                       By: /s/ Catherine E. Garrity
                                           -------------------------------------
                                           Name:  Catherine E. Garrity
                                           Title:  Vice President


                                       FIRST SOURCE FINANCIAL LLP


                                       By:  First Source Financial, Inc., its
                                             Agent/Manager


                                       By: /s/ David C. Wagner
                                           -------------------------------------
                                           Name:  David C. Wagner
                                           Title:  Vice President


                                       MERRILL LYNCH PRIME RATE
                                          PORTFOLIO

                                       By: Merrill Lynch Asset Management, L.P.
                                            as Investment Advisor


                                       By: /s/ Anthony Heyman
                                           -------------------------------------
                                          Name:  Anthony Heyman
                                          Title: Authorized Signatory

                                       MERRILL LYNCH SENIOR FLOATING
                                          RATE FUND, INC.


                                          By: /s/ Anthony Heyman
                                              ----------------------------------
                                              Name:  Anthony Heyman
                                              Title: Authorized Signatory


                                       MORGAN STANLEY DEAN WITTER
                                          PRIME INCOME TRUST


                                          By: /s/ Sheila Finnerty
                                              ----------------------------------
                                              Name:  Sheila Finnerty
                                              Title: Vice President


                                       STEIN ROE & FARNHAM FLOATING RATE LTD.


                                          By: /s/ Brian W. Good
                                              ----------------------------------
                                              Name:  Brian W. Good
                                              Title: Vice President,
                                              Stein Roe & Farnham Incorporated,
                                              as Advisor to the Stein Roe
                                              Floating Rate Limited Liability
                                              Company


                                       VAN KAMPEN CLO I, LTD.


                                          By: /s/ Darvin D. Pierce
                                              ----------------------------------
                                              Name:  Darvin D. Pierce
                                              Title: Vice President